CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of the references to us under the headings "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
December 22, 2006